UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 7, 2022

CYREN LTD.

(Exact Name of Registrant as Specified in its Charter)

Israel	000-26495	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Ha-Menofim St., 5th Floor Herzliya, Israel	4672561
(Address of Principal Executive Offices)	(Zip Code)

011–972–9–863–6888

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Ordinary Shares, par value ILS 3.0 per share	CYRN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement

On June 1, 2022, Cyren Ltd. (the “Company”) entered into a definitive Sale and Purchase Agreement (the “SPA”) with Content Services Group GmbH (the “Purchaser ”) to sell all the equity interests in its legacy secure email gateway business and wholly owned subsidiary, Cyren GmbH. Pursuant to the SPA, the purchase price is EUR 10,000,000.00 in cash, and consists of a EUR 9,350,000.00 payment at closing, subject to certain adjustments specified therein, including indebtedness, cash and working capital, and a EUR 650,000.00 holdback (the “Holdback Amount”) to be held in an escrow to satisfy certain claims, if any, that may arise after closing. The Holdback Amount, less any deductions for claims against the Company, if any, will be released no later than twelve (12) months after the closing date. The SPA contains certain termination rights for each the Company and the Purchaser. The transaction is anticipated to close on or before August 31, 2022, subject to the satisfaction or waiver of customary closing conditions (collectively the “Transaction”).

The SPA contains representations, warranties and covenants of the parties that are customary for transactions of this type. The representations, warranties and covenants set forth in the SPA have been made only for the purposes of the SPA and solely for the benefit of the parties thereto. In addition, the foregoing summaries of the SPA and the transaction do not purport to be complete descriptions and are qualified in their entirety by reference to the SPA, anticipated to be filed by the Company as an exhibit to the Company’s report on Form 10-Q for the quarter ending June 30, 2022. Accordingly, the description of the SPA in this Current Report on Form 8-K is only to provide investors with information regarding its terms and not to provide investors with any other factual information regarding the parties or the Transaction.

Item 7.01 Regulation FD Disclosure

On June 7, 2022, the Company issued a press release announcing the Transaction. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. The information set forth in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Statements Regarding Forward-Looking Information

This Report contains forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, including, but not limited to, statements about the Stock Purchase Agreement. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expected. In addition to risks and uncertainties disclosed in the Company's other reports it files with the Securities and Exchange Commission, these risks and uncertainties include, but are not limited to, the ability to consummate the proposed transactions; the ability to obtain third party approvals with respect to the transactions; the possibility that some or all of the conditions to the closing of the transaction may not be satisfied or waived; and the effects of disruption from the transaction on our business in general. Investors should consider these factors before deciding to make or maintain an investment in our securities. The forward-looking statements included in this Report are based on information available to the Company as of the date of this Report. The Company expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances.

Item 9.01 Financial Statement and Exhibits.

(d)	Exhibits.

99.1	Press Release issued by Cyren Ltd. on June 7, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYREN LTD.

Dated: June 7, 2022
	By:	/s/ Brian Dunn
	Name:	Brian Dunn
	Title:	General Counsel

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